UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2008

BIOPACK ENVIRONMENTAL SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-29981
(Commission File Number)

91-2027724
(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong
(Address of principal executive offices and Zip Code)

+852.3586.1383
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2008, our subsidiary, Roots Biopack Group Limited, entered into a loan agreement with Tayna Environmental Technology Co. Limited, whereby Tayna Environmental agreed to advance to Roots Biopack the sum of $1,146,102.56 for a three-year initial term expiring March 30, 2011. Our subsidiary has an option to extend this three-year initial term for an additional two calendar years by sending written notice to Tayna Environmental no later than three months prior to the original maturity date (i.e., no later than December 30, 2010). Principal due under the loan bears interest at the rate of 12% per annum.

Item 1.02 Termination of a Material Definitive Agreement.

On March 30, 2008, our subsidiary, Roots Biopack Group Limited entered into an agreement with Tayna Environmental Technology Co. Limited cancelling a comprehensive agreement between them dated August 19, 2007. Under the terms of the cancelled agreement, Roots Biopack had agreed to: (i) sell to Tayna Environmental certain machines together with peripheral and side equipment, (ii) transfer certain technology, (iii) set up a production line and ancillary facilities for certain products and render technical assistance therefor, (iv) grant to Tayna Environmental manufacturing licences to use certain technology for the manufacture and sale of certain products, (v) to appoint Tayna Environmental as its sole manufacturer and supplier of certain products and to guarantee purchase of items manufactured and (vi) to manage the manufacturing operation, while Tayna Environmental agreed to manufacture certain products and sell them to Roots with Roots’ trademark or to any third party without Roots’ trademark. To March 30, 2008, Tayna Environmental spent the sum of $1,146,102.56 in performance of its obligations under the comprehensive agreement.

Pursuant to the terms of the cancellation agreement dated March 30, 2008, Tayna Environmental has agreed to loan the amount of $1,146,102.56 (being the sum expended by it under the terms of the comprehensive agreement through the date of its cancellation) to Roots. The terms of this loan of $1,146,102.56 are more particularly described in Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 1, 2008, Mr. Edwin Chan resigned as a director of our company. On the same date, we appointed Mr. Yeung Lung James Yiu as a director of our company. Prior to his appointment as a director of our company, Mr. Yiu was elected to the board of directors of two of our subsidiaries, Biopack Environmental Limited and Starmetro Group Limited, both on March 25, 2008.

Item 9.01 Financial Statements and Exhibits.

10.1	Cancellation Agreement dated March 30, 2008 between Roots Biopack Group Limited and Tayna Environmental Technology Co. Limited.

10.2	Loan Agreement dated March 30, 2008 between Roots Biopack Group Limited and Tayna Environmental Technology Co. Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By:	/s/ Gerald Lau
Gerald Lau
President and a Director

Dated: April 3, 2008